Exhibit (h)(72)
AMENDMENT TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT
by and among
PREMIER VIT
ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
and
RIVERSOURCE LIFE INSURANCE COMPANY
     THIS AMENDMENT (this “Amendment”), made and entered into as of January 16, 2009, by and among Premier VIT (“Fund”), Allianz Global Investors Distributors LLC (“Underwriter”), and RiverSource Life Insurance Company (previously American Enterprise Life Insurance Company)(“Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule 1 to the Agreement (“Account”)(collectively, the “Parties”).
     WHEREAS, Fund, Underwriter and American Enterprise Life Insurance Company have previously entered into an Amended and Restated Participation Agreement dated September 1, 2006 (the “Agreement”); and
     WHEREAS, American Enterprise Life Insurance Company and American Partners Life Insurance Company were merged with and into IDS Life Insurance Company, and the surviving entity of the merger was renamed RiverSource Life Insurance Company effective upon consummation of the merger as of December 31, 2006; and
     WHEREAS, the Parties desire to amend the Agreement to address the mergers and the company’s name change; and
     WHEREAS, the Parties desire to amend Schedules 1 and 2 to the Agreement to reflect the most recent fund offerings, and variable account and contract information; and
     WHEREAS, the Parties desire to amend the Agreement to clarify cost reimbursement terms related to costs Company incurs resulting from Fund changes;
     NOW THEREFORE, in consideration of past and prospective business relations, the Parties hereby amend the Agreement as follows:
1.	All references throughout the Agreement to “American Enterprise Life Insurance Company” are replaced with “RiverSource Life Insurance Company” and all references throughout the Agreement to “Company” shall mean to refer to “RiverSource Life Insurance Company”.

2.	Sections 3.1 and 3.3 are deleted in their entirety and replaced with the following:
5.3 Costs Born by Fund Resulting from Fund Disclosure Requirements
(a) PERIODIC FUND DISCLOSURE
The Fund will bear, or arrange for others to bear, (i) the costs of registering and qualifying the Fund’s shares, preparing and filing the Fund’s prospectus and statement of additional information (collectively, the “Fund Prospectus”), periodic reports to shareholders and other shareholder communications required to be produced and distributed by the Company as a result of periodic disclosure requirements to which the Fund is subject (collectively, “Periodic Fund Disclosure Materials”); (ii) the costs of preparation of all statements and notices required by any federal and state laws; and (iii) all taxes on the issuance or transfer of the Fund’s shares.
Fund will bear, or arrange for others to bear, the costs of providing any Periodic Fund Disclosure Materials to the Company; printing Periodic Fund Disclosure Materials; distributing any printed Periodic Fund Disclosure Materials to existing Contract owners, annuitants or participants (as appropriate) under the Contracts (collectively, “Participants”) including postage costs of mailing printed Periodic Fund Disclosure Materials and making Periodic Fund Disclosure Materials available electronically to the Company. At the option of the Company:
(i)	the Underwriter shall, at the Fund’s or Underwriter’s expense, set for printing, print and provide to the Company as many copies of the Periodic Fund Disclosure Materials as the Company may reasonably request for distribution to Participants, or
(ii)	the Fund shall provide the Company with camera-ready copy, computer disk, or other medium agreed to by the Parties, of Periodic Fund Disclosure Materials in a form suitable for printing to have the new prospectus for the Contracts (as defined in the Agreement) and the Fund Prospectus printed together in one document; in such case the Fund shall bear its share of expenses as described above.
Fund will provide to Company in a timely fashion the complete information needed to distribute printed Periodic Fund Disclosure Materials or make Periodic Fund Disclosure Materials available electronically.
Company agrees to use its best efforts to minimize costs and will provide Fund with acceptable documentation of any such costs incurred.
(b) NON-PERIODIC FUND DISCLOSURE RESULTING FROM FUND-DRIVEN EVENTS
Fund will bear, or arrange for others to bear, the costs of (i) preparing and filing the Fund’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, for purposes of this Section 5.3(b) only, the “Fund Prospectus”), (ii) fund proxy and similar materials such as voting solicitation instructions, and (iii) other shareholder communications required to be produced and distributed by the Company as a result of Fund changes driven by the Fund including, but not limited to, a liquidation of the assets and termination of its existence or other reorganization, or merger of Fund; a change in the name, fund fees, investment strategy or objective or an investment adviser of Fund; and any other Fund change not otherwise itemized herein (collectively “Fund-Driven Event Fund Disclosure Materials”).
Fund will bear, or arrange for others to bear, the costs of providing any Fund-Driven Event Fund Disclosure Materials to the Company; printing any Fund-Driven Event Fund Disclosure Materials; distributing any printed Fund-Driven Event Fund Disclosure Materials to Participants including postage costs of mailing printed Fund-Driven Event Fund Disclosure Materials and making Fund-Driven Event Fund Disclosure Materials available electronically to the Company. At the option of the Company:
(i)	the Underwriter shall, at the Fund’s or Underwriter’s expense, set for printing, print and provide to the Company as many copies of the Fund-Driven Event Fund Disclosure Materials as the Company may reasonably request for distribution to Participants, or

(ii)	the Fund shall provide the Company with camera-ready copy, computer disk, or other medium agreed to by the Parties, of Fund-Driven Event Fund Disclosure Materials in a form suitable for printing.
Fund will provide to Company in a timely fashion the complete information needed to distribute printed Fund-Driven Event Fund Disclosure Materials or make such Fund-Driven Event Fund Disclosure Materials available electronically.
Company agrees to use its best efforts to minimize any such costs and will provide Fund with acceptable documentation of any such costs incurred.
(c) NON-PERIODIC ACCOUNT DISCLOSURE RESULTING FROM FUND-DRIVEN EVENTS
Unless otherwise covered by (a) and (b) above, from time to time, the Underwriter, upon mutual agreement with the Company, will bear, or arrange for others to bear, the costs of preparing and filing (other than legal fees) with the SEC and distributing the Separate Account’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “Account Prospectus”) and other communications required to be produced and distributed as determined by the Company as a result of Fund changes driven by Fund including, but not limited to, a liquidation of the assets and termination of its existence or other reorganization, or merger of Fund; a change in the name, fund fees, investment strategy or objective or an investment adviser of Fund; and any other Fund change not otherwise itemized herein (collectively, “Fund-Driven Event Account Disclosure Materials”).
Company agrees to use its best efforts to minimize any such costs and will provide Fund with acceptable documentation of any such costs incurred.

For the avoidance of doubt, neither the Fund nor the Underwriter shall bear any costs relating to prospective contractowners and applicants.
5.4 Costs Born by Company Resulting from Account Disclosure Requirements
PERIODIC ACCOUNT DISCLOSURE
Company will bear, or arrange for others to bear, the usual, customary and reasonable costs of preparing and filing with the SEC the Separate Account’s prospectus and statement of additional information (collectively, the “Account Prospectus”), periodic reports to shareholders and other shareholder communications required to be produced and distributed as determined by the Company as a result of periodic disclosure requirements to which Account is subject (collectively “Periodic Account Disclosure Materials”).
Company will bear, or arrange for others to bear, the usual, customary and reasonable costs of printing any Periodic Account Disclosure Materials; distributing any printed Periodic Account Disclosure Materials to Contract owners, annuitants or participants (as appropriate) under the Contracts (collectively, “Participants”) and prospective Contract owners, annuitants or participants (as appropriate) under the Contracts (collectively, “Prospects”) including postage costs of mailing printed Periodic Account Disclosure Materials and making Periodic Account Disclosure Materials available electronically.
3.	Sections 3.2, 3.4 and 3.5 are renumbered 3.1, 3.2 and 3.3, respectively.

4.	Section 5.2 is deleted in its entirety and replaced with the following:
5.2 The Fund shall bear any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-l under the 1940 Act.
5.	Article XI is deleted in its entirety and replaced with the following:

ARTICLE XI. Notices

Any notice will be duly given only if sent by hand, evidenced by written receipt or certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the dale received or rejected by the addressee.

If to the Fund:
Premier VIT
1345 Avenue of the Americas
New York, NY 10105
ATTN: Fund Secretary

If to the Underwriter:
Allianz Global Investors Distributors LLC
1345 Avenue of the Americas
New York, NY 10105
ATTN: Chief Legal Officer
If to the Company:
RiverSource Life Insurance Company
5229 Ameriprise Financial Center
Minneapolis, MN 55474
Fax: 612-671-3767
Attn: Rodney J. Vessels, Vice President and Group Counsel
6.	Schedules 1 and 2 are deleted in their entirety and replaced with the attached new Schedule 1.

7.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of the date specified above.

PREMIER VIT		RIVERSOURCE LIFE INSURANCE COMPANY

By its authorized officer,
By its authorized officer,
By:	/s/ Brian Shlissel
Name:	Brian Shlissel	By:	/s/ Lynne Abbott
Title:	President and Chief Executive Officer	Name:	Lynne Abbott
		Title:	Vice President

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By its authorized officer,

By: Name:	/s/ Andrew Meyers Andrew Meyers
Title:	Managing Director

SCHEDULE 1
Premier VIT
OpCap Equity Portfolio
OpCap Managed Portfolio
OpCap Small Cap Portfolio
RiverSource Life Insurance Company Accounts and Contracts
RiverSource Variable Annuity Account
RiverSource® AccessChoice Select Variable Annuity
RiverSource® Endeavor PlusSM Variable Annuity
RiverSource® Endeavor Select Variable Annuity
RiverSource® FlexChoice Variable Annuity
RiverSource® FlexChoice Select Variable Annuity
RiverSource® Galaxy Premier Variable Annuity
RiverSource® Innovations Classic Variable Annuity
RiverSource® Innovations Classic Select Variable Annuity
RiverSource® Innovations Variable Annuity
RiverSource® Innovations Select Variable Annuity
RiverSource® New Solutions Select Variable Annuity
RiverSource® Personal Portfolio Plus2 Variable Annuity
RiverSource® Personal Portfolio Plus Variable Annuity
RiverSource® Personal Portfolio Variable Annuity
RiverSource® Pinnacle Variable Annuity
RiverSource® Platinum Variable Annuity
RiverSource® Signature Variable Annuity
RiverSource® Signature Select Variable Annuity
RiverSource® Signature One Select Variable Annuity
RiverSource® Signature One Variable Annuity
Evergreen EssentialSM Variable Annuity
Evergreen New Solutions Variable Annuity
Evergreen New Solutions Select Variable Annuity
Evergreen PathwaysSM Variable Annuity
Evergreen PathwaysSM Select Variable Annuity
Evergreen PrivilegeSM Variable Annuity
Wells Fargo Advantage® Variable Annuity
Wells Fargo Advantage® Select Variable Annuity
Wells Fargo Advantage® Builder Select Variable Annuity
Wells Fargo Advantage® Builder Variable Annuity
Wells Fargo Advantage ChoiceSM Variable Annuity
Wells Fargo Advantage ChoiceSM Select Variable Annuity

RiverSource Variable Annuity Account 1
RiverSource Privileged Assets® Select Annuity
RiverSource Variable Account 10
RiverSource Retirement Advisor 4 Advantage® Variable Annuity
RiverSource Retirement Advisor 4 Select® Variable Annuity
RiverSource Retirement Advisor 4 Access® Variable Annuity
RiverSource Retirement Advisor Advantage Plus® Variable Annuity
RiverSource Retirement Advisor Advantage Select Plus® Variable Annuity
RiverSource Retirement Advisor Advantage® Variable Annuity
RiverSource Retirement Advisor Select® Variable Annuity
RiverSource Retirement Advisor Advantage® Variable Annuity — Band 3
RiverSource Retirement Advisor Variable Annuity®
RiverSource Retirement Advisor Variable Annuity® — Band 3
RiverSource® Flexible Portfolio Annuity
RiverSource Variable Life Separate Account
RiverSource® Single Premium Variable Life
RiverSource Succession Select® Variable Life Insurance
RiverSource® Variable Second-To-Die Life Insurance
RiverSource® Variable Universal Life III
RiverSource® Variable Universal Life IV
RiverSource® Variable Universal Life IV — Estate Series
RiverSource® Variable Universal Life IV — Estate Series
RiverSource Variable Life Account
RiverSource® Signature Variable Universal Life